UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 2, 2021 (May 27, 2021)

Diamond S Shipping Inc.
(Exact name of registrant as specified in charter)

Republic of the Marshall Islands	1-38771	94-1480128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Benedict Place, Greenwich, CT		06830
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (203) 413-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.001 par value per share	DSSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Facilities Amendments

$360 Million Facility:

On May 27, 2021, Diamond S Shipping Inc. (the “Company”) entered into an Amendment and Restatement Agreement with International Seaways, Inc. (“INSW”), Nordea Bank Abp, New York Branch, as Administrative Agent, and certain of the lenders constituting the Required Lenders under that certain credit agreement first dated as of March 27, 2019 (the “$360 Million Credit Agreement”) in order to amend and restate the $360 Million Credit Agreement (as amended and restated, the “Modified $360 Million Credit Agreement”) to reflect the combined corporate structure of the Company and INSW resulting from the transactions contemplated by the previously announced Agreement and Plan of Merger, dated March 30, 2021 (the “Merger Agreement”), by and among the Company, INSW and Dispatch Transaction Sub, Inc., a wholly-owned subsidiary of INSW (“Merger Sub”), pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into the Company, resulting in the Company surviving the merger as a wholly owned subsidiary of INSW (the “Merger”).

$525 Million Facility:

On May 27, 2021, the Company entered into an Amendment and Restatement Agreement with INSW, Nordea Bank Abp, New York Branch, as Administrative Agent, and certain of the lenders constituting the Required Lenders under that certain credit agreement first dated as of December 23, 2019 (the “$525 Million Credit Agreement”) in order to amend and restate the $525 Million Credit Agreement (as amended and restated, the “Modified $525 Million Credit Agreement”) in order to reflect the combined corporate structure of the Company and INSW resulting from the Merger.

Pursuant to the Modified $360 Million Credit Agreement and the Modified $525 Million Credit Agreement, certain of the covenants relating to the ability to incur indebtedness, the ability to pay dividends, minimum cash requirements and net debt to capitalization ratios under each facility will be added or modified to more closely align the terms of each modified facility with the existing $390 million credit facility between a subsidiary of INSW, as borrower, INSW, Nordea Bank Abp, New York Branch, as administrative agent, and the lenders thereto.  In addition, INSW will provide a guarantee of the Company’s obligations under the Modified $360 Million Credit Agreement and the Modified $525 Million Credit Agreement.

The effectiveness of the Modified $360 Million Credit Agreement and the Modified $525 Million Credit Agreement is subject to, in each case, among other closing conditions, the consummation of the Merger.  Each lender under the $360 Million Credit Agreement and the $525 Million Credit Agreement that consented to the Merger and executed and delivered the amendment and restatement agreement with respect to the $360 Million Credit Agreement or the $525 Million Credit Agreement will receive a consent fee paid by the Company equal to 0.20% of the aggregate principal amount of the applicable loans made available by such lender under the Modified $360 Million Credit Agreement or the Modified $525 Million Credit Agreement (including any undrawn commitments) upon the completion of the Merger.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1
Amendment and Restatement Agreement dated as of May 27, 2021 by and among the Company, INSW, Nordea Bank Abp, New York Branch, as Administrative Agent, and certain of the lenders constituting the Required Lenders under the $360 Million Credit Agreement.

10.2	Form of Amended and Restated $360 Million Credit Agreement to be entered into by and among the Company, Nordea Bank Abp, New York Branch, as Administrative Agent, and the lenders thereto.
10.3
Amendment and Restatement Agreement dated as of May 27, 2021 by and among the Company, INSW, Nordea Bank Abp, New York Branch, as Administrative Agent, and certain of the lenders constituting the Required Lenders under the $525 Million Credit Agreement.

10.4	Form of Amended and Restated $525 Million Credit Agreement to be entered into by and among the Company, Nordea Bank Abp, New York Branch, as Administrative Agent, and the lenders thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND S SHIPPING INC.

By:	/s/ Kevin Kilcullen
Name: Kevin Kilcullen
Title: Chief Financial Officer

Date: June 2, 2021